Exhibit 99.1

ACM Research Announces Preliminary Unaudited Revenue and Shipments for the First Quarter 2024
Coincides with Release of ACM Shanghai First Quarter 2024 Results
ACM Reaffirms 2024 Revenue Outlook

FREMONT, Calif., April. 26, 2024 (GLOBE NEWSWIRE) – ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced wafer-level packaging applications, today announces expectations for preliminary unaudited revenue and total shipments for the first quarter of 2024. Today’s release coincides with the as-scheduled release of unaudited financial results by ACM Research (Shanghai), Inc., ACM’s principal operating subsidiary (“ACM Shanghai”), to the Shanghai Stock Exchange website [link to China Disclosure]

ACM will discuss its full financial results for the first quarter 2024 and its revenue outlook for the remainder of the year on its earnings call on Wednesday, May 8, 2024, at 8 a.m. Eastern Time (8 p.m. China Time).

ACM announces the following:
•	preliminary unaudited revenue for the first quarter of 2024 is expected to be in the range of $150 million to $152 million, which would represent year-to-year growth of 102% to 105%.
•	preliminary total shipments are expected to be in the range of $235 million to $240 million, which would represent year-to-year growth of 163% to 169%.
•	re-affirms full year 2024 revenue outlook in the range of $650 million to $725 million, which would represent year-to-year growth of 17% to 30%.

Actual unaudited first quarter 2024 results are subject to the completion of ACM’s quarter end closing procedures and review by ACM’s independent registered public accounting firm.

ACM currently owns an 82.1% equity interest in ACM Shanghai, and a substantial majority of ACM’s consolidated revenue and net income is contributed by ACM Shanghai. The stand-alone financial results of ACM Shanghai are reported in RMB as prepared in accordance with Chinese generally accepted accounting principles, and those results will differ, potentially materially, from ACM’s consolidated revenue and net profit for the period, which will reflect additional financial and operational items and will be prepared in U.S. dollars in accordance with U.S. generally accepted accounting principles.

About ACM Research, Inc.

ACM develops, manufactures and sells semiconductor process equipment for single-wafer or batch wet cleaning, electroplating, stress-free polishing and thermal processes that are critical to advanced semiconductor device manufacturing, as well as wafer-level packaging. ACM is committed to delivering customized, high performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield. For more information, visit www.acmrcsh.com.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

© ACM Research, Inc. The ACM Research logo is a trademark of ACM Research, Inc. For convenience, this trademark appears in this press release without a ™ symbol, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to such trademark.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group Steven C. Pelayo, CFA +1 (360) 808-5154 steven@blueshirtgroup.co

In China:	The Blueshirt Group Asia Gary Dvorchak, CFA +86 (138) 1079-1480 gary@blueshirtgroup.co